UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 13, 2002

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

COMMISSION FILE NUMBER 0-16448

Holiday RV Superstores, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State Or Other Jurisdiction Of Incorporation Or Organization)	59-1834763 (IRS Employer Identification No.)

100 Tri-State International Drive, Suite 115
Lincolnshire, Illinois 60069
(Address Of Principal Executive Offices)

(847) 948-1684
(Registrant’s Telephone Number,
Including Area Code)

(Former Name Or Former Address,
If Changed Since Last Report)

ITEM 5. OTHER EVENTS.

     Stephen Adams (Mr. Adams and entities owned by Mr. Adams sometimes referred to as “Adams”), the major investor in Holiday RV Superstores, Inc. (the “Company”), acquired the Company’s remaining outstanding balance of $7.8 million of debt owed to Bank of America, and as part of the agreement, the Company and its subsidiaries have entered into the Fifth Amendment to Amended and Restated Loan and Security Agreement (the “Amended Loan Agreement”) with Adams. Pursuant to the Amended Loan Agreement, the principal amount of the loan will mature on November 15, 2004, will bear interest at a 12.75% annual rate, payable monthly, and there will be no further advances under the Amended Loan Agreement.

     Attached as Exhibit 99.1 is the executed Amended Loan Agreement, which is incorporated by reference into this Current Report on Form 8-K.

     Attached as Exhibit 99.2 is the press release issued by Holiday RV Superstores, Inc., dated December 19, 2002, related to the purchase by Adams of the Bank of America loan and the Amended Loan Agreement between the Company and Adams. The press release is incorporated by reference into this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS .

        (c) Exhibits.

Exhibit No	Description

99.1	Fifth Amendment to Amended and Restated Loan and Security Agreement, dated December 16, 2002, by and among, Holiday RV Superstores, Inc. (the “Company”), AGHI Finance Co, LLC and all of the subsidiaries of the Company.

99.2	Press Release issued December 19, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 19th day of December, 2002.

HOLIDAY RV SUPERSTORES, INC

/s/ Anthony D. Borzillo

Anthony D. Borzillo Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

99.1	Fifth Amendment to Amended and Restated Loan and Security Agreement, dated December 16, 2002, by and among, Holiday RV Superstores, Inc. (the “Company”), AGHI Finance Co, LLC and all of the subsidiaries of the Company.

99.2	Press Release issued December 19, 2002